Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of CU Bancorp and subsidiaries of our report dated March 13, 2014, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of CU Bancorp and subsidiaries for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Irvine, CA

August 20, 2014